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                        ATTENTION - ALL SHAREHOLDERS OF
                        FINANCIAL INDUSTRIES CORPORATION

                               WHO DO YOU TRUST?

Take a close look at FIC's current board of directors. As we see it, over the past year the FIC board has:

      o STUMBLED upon the fact that FIC's then-CEO, Roy Mitte, allegedly MISAPPROPRIATED OVER $1.5 MILLION OF FIC FUNDS during the past ten years, according to a report of a special committee of the board.

      o GIVEN AWAY SHAREHOLDERS' MONEY, allowing Mr. Mitte to keep the allegedly misappropriated funds and agreeing to pay Mr. Mitte an additional $3 million.

      o BOUGHT, USING SHAREHOLDERS' MONEY, THE RIGHT TO VOTE MR. MITTE'S SHARES FOR THEIR OWN RE-ELECTION in an effort to frustrate your ability to elect new, independent and more vigilant directors.

      o RUBBER-STAMPED management's decision to acquire companies whose management has previously been associated with other companies that have been SUED FOR DECEPTIVE MARKETING PRACTICES. THAT LITIGATION ULTIMATELY SETTLED FOR $10 MILLION.

      o SIGNED-OFF on management's ill-advised plan to associate FIC with Equita Financial and Insurance Services, another Texas company that had been ENJOINED FROM ENGAGING IN DECEPTIVE MARKETING PRACTICES IN OHIO.

      o FAILED TO NEGOTIATE WITH A POTENTIAL BUYER who indicated an interest in paying up to $18 a share to acquire your FIC stock.

      o ALLOWED MANAGEMENT TO OVERSTATE REVENUES to such an extent that a restatement of FIC's financial statements was required.

This is why Otter Creek Management Inc., an FIC shareholder, is asking its fellow shareholders to support the election of seven new directors to the FIC board.

WHO DO YOU TRUST? The incumbent directors, who slept at the wheel as FIC's former CEO allegedly misappropriated funds and as the new management team allied FIC with questionable associates? Or a new team of carefully-selected, qualified, independent nominees who are able and motivated to maximize shareholder value?

Our interests are your interests. We have owned FIC stock since 2001, and we believe strongly in the future of FIC IF we can rescue it from a flawed new marketing relationship and a passive board. If elected, our nominees will seek to end FIC's misguided alliance with the likes of Equita and will explore all available opportunities to maximize the value of your and our shared investment.

             Financial Industries Shareholders: It's your company.
                     Help us return FIC to its real owners.

                      PLEASE VOTE THE GOLD CARD BEFORE THE
                           JULY 31st ANNUAL MEETING!


                               /s/ R. Keith Long

                            R. Keith Long, President

                          Otter Creek Management Inc.

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FIC Shareholders: If you have any questions or need any assistance voting your shares, please contact:

                         Mellon Investor Services, LLC
                          Toll free at 1-877-OTTR-CRE
                                (1-877-688-7273)
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On June 27, 2003, Otter Creek filed with the Securities and Exchange Commission a definitive proxy statement relating to its solicitation of proxies with respect to the 2003 FIC annual meeting of shareholders. Otter Creek has furnished the definitive proxy statement to FIC's shareholders and may file other proxy solicitation materials. Investors and security holders are urged to read the proxy statement and any other proxy solicitation materials when they become available as they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Otter Creek with the Commission at the Commission's web site at http://www.sec.gov. In addition, you may obtain a free copy of the definitive proxy statement by contacting Mellon Investors Services toll free at 1-877-688-7273 (banks and brokers call collect at 1-917-320-6283). Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of FIC shareholders is available in the proxy statement and Otter Creek's DEFC14A filed with the Commission on June 27, 2003. Some of the statements contained in this document, including future actions by Otter Creek nominees, may constitute "forward-looking statements," which for this purpose includes all statements that are not of historical fact. These statements involve risks and uncertainties, including the number of Otter Creek nominees elected and their ability to influence the board of directors. The actual future results could differ materially from those anticipated by these forward-looking statements.

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